NEWS
Jodi Dyer
Vice President, Investor Relations
Yum! Brands Reports Second-Quarter Results;
781 Gross Unit Openings and Digital System Sales of Nearly $6B;
Resilient Global Business Led by Widespread Taco Bell Strength

Louisville, KY (August 3, 2022) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second quarter ended June 30, 2022. Worldwide system sales excluding foreign currency translation grew 3%, with 4% unit growth and 1% same-store sales growth. Second quarter GAAP EPS was $0.77, a decrease of 40% year-over-year. Second quarter EPS excluding Special Items was $1.05, a decrease of 9% year-over-year.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “Our second quarter system sales grew 5% excluding Russia, driven by sustained development momentum. Despite a complex operating environment and lapping the strongest same-store sales growth in our history, our global business continues to perform well, led by industry-leading results at Taco Bell U.S. including 8% same-store sales growth and in-line margins year-over-year. We are pleased with the continued growth of our digital business with digital sales of nearly $6 billion, fueled by the adoption of our global platforms and capabilities. Our second quarter results demonstrate the resilience and power of our unmatched global scale, unrivaled talent and world-class franchise partners that are the driving force behind the success of our iconic brands.”

RUSSIA UPDATE
•In June, we completed the transfer of ownership of our Pizza Hut Russia business to a local operator who has initiated the process of re-branding locations to a non-Yum! concept. We are also in advanced stages of transferring ownership of our KFC Russia restaurants, operating system and master franchise rights, including the network of franchised restaurants, to a local operator who will be responsible for re-branding locations to a non-Yum! concept. Upon the completion of this process we will have fully exited from Russia.
•As of the beginning of the second quarter, we have elected to remove Russia from our unit count and system sales, which negatively impacted those key performance metrics as presented in our SECOND-QUARTER HIGHLIGHTS section and the remainder of this release.
•Removing Russia from our prior year base, key performance metrics would have been as follows:

Key Performance Metrics Adjusted for Russia	% Change
	System Sales Ex F/X	Units
KFC Division	+4	+7
Worldwide	+5	+6

SECOND-QUARTER HIGHLIGHTS
•Worldwide system sales grew 3%, excluding foreign currency translation, with KFC at 1%, Taco Bell at 10% and Pizza Hut flat.
•We added 781 gross units during the second quarter resulting in 463 net-new units1 offset by the removal of 1,165 Russia units for a total decline in unit count of 702 units during the quarter.
•Russia units do not impact our same-store sales results for the quarter.
•Worldwide same-store sales ex-China grew 6% during the quarter.
•Foreign currency translation unfavorably impacted divisional operating profit by $23 million.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[2]
KFC Division	+1	(1)	+3	(8)	(2)
Taco Bell Division	+10	+8	+4	+9	+9
Pizza Hut Division	Even	(3)	+4	(10)	(7)
Worldwide	+3	+1	+4	(2)	(1)

1Net-new unit reflects gross unit openings offset by permanent store closures. The unit count decline from our decision to exit Russia is not included within store closures.

2 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit.

All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Digital system sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

	Second-Quarter			Year-to-Date
	2022	2021	% Change	2022	2021	% Change
GAAP EPS	$0.77	$1.29	(40)	$2.13	$2.35	(9)
Special Items EPS[1]	$(0.28)	$0.13	NM	$0.03	$0.13	NM
EPS Excluding Special Items	$1.05	$1.16	(9)	$2.10	$2.22	(5)

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Special Items.

KFC DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2022	2021	Reported	Ex F/X	2022	2021	Reported	Ex F/X
Restaurants	26,521	25,720	+3	N/A	26,521	25,720	+3	N/A
System Sales ($MM)	7,252	7,638	(5)	+1	14,985	14,911	+1	+5
Same-Store Sales Growth (%)	(1)	+30	NM	NM	+1	+18	NM	NM
Franchise and Property Revenues ($MM)	394	379	+4	+9	777	733	+6	+11
Operating Profit ($MM)	293	318	(8)	(2)	584	618	(6)	(1)
Operating Margin (%)	43.2	46.5	(3.3)	(2.9)	43.6	47.3	(3.7)	(3.6)

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+2	(6)	+6	(2)
Same-Store Sales Growth	+1	(7)	+2	(3)

•We removed 1,112 units in Russia from our global KFC unit count, or 4% of units.
•KFC Division opened 405 gross new restaurants in 54 countries during the quarter.
•KFC Division ex-China same-store sales grew 7%.
•As a result of our decision to exit the Russia business, KFC Division year-over-year operating profit growth excluding foreign currency was negatively impacted by 4 percentage points.
•Foreign currency translation unfavorably impacted operating profit by $19 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
China	27%	(15)	(10)
United States	17%	(6)	(2)
Asia	12%	+7	+6
Europe (excluding United Kingdom)	10%	+31	+34
United Kingdom	8%	(8)	(1)
Australia	7%	+7	+6
Latin America	5%	+32	+33
Middle East / Turkey / North Africa	5%	+41	+41
Africa	4%	+23	+24
Canada	2%	(1)	+1
Thailand	2%	+22	+21
India	1%	+103	+69

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2021 adjusted for the exclusion of Russia.

TACO BELL DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2022	2021	Reported	Ex F/X	2022	2021	Reported	Ex F/X
Restaurants	7,900	7,567	+4	N/A	7,900	7,567	+4	N/A
System Sales ($MM)	3,509	3,189	+10	+10	6,617	6,069	+9	+9
Same-Store Sales Growth (%)	+8	+21	NM	NM	+6	+15	NM	NM
Franchise and Property Revenues ($MM)	199	179	+11	+12	378	341	+11	+11
Operating Profit ($MM)	215	198	+9	+9	400	376	+6	+7
Operating Margin (%)	36.7	37.2	(0.5)	(0.4)	36.2	36.8	(0.6)	(0.5)

•Taco Bell Division opened 82 gross new restaurants in 13 countries.
•Taco Bell U.S. system sales grew 9% and Taco Bell International system sales grew 31%.
•Taco Bell U.S. same-store sales grew 8% and Taco Bell International same-store sales grew 9%.
•Company-owned restaurant margins were approximately 26%, in-line year-over-year.

PIZZA HUT DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2022	2021	Reported	Ex F/X	2022	2021	Reported	Ex F/X
Restaurants	18,591	17,809	+4	N/A	18,591	17,809	+4	N/A
System Sales ($MM)	3,039	3,143	(3)	Even	6,199	6,239	(1)	+2
Same-Store Sales Growth (%)	(3)	+10	NM	NM	(1)	+11	NM	NM
Franchise and Property Revenues ($MM)	142	147	(3)	+1	293	288	+2	+4
Operating Profit ($MM)	93	103	(10)	(7)	195	205	(5)	(2)
Operating Margin (%)	39.2	41.3	(2.1)	(1.5)	40.7	41.0	(0.3)	0.1

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+3	(3)	+6	(4)
Same-Store Sales Growth	(2)	(4)	+2	(5)

•We removed 53 units in Russia from our global Pizza Hut unit count.
•Pizza Hut Division opened 287 gross new restaurants in 43 countries during the quarter.
•Pizza Hut International ex-China same-store sales grew 6%.
•Foreign currency translation unfavorably impacted operating profit by $3 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
United States	43%	(3)	(4)
China	16%	(14)	(8)
Asia	14%	+1	+4
Latin America / Spain / Portugal	10%	+16	+17
Europe (excluding Spain & Portugal)	8%	+13	+20
Middle East / Turkey / North Africa	4%	+18	+17
Canada	3%	+6	+6
India	1%	+79	+61
Africa	<1%	(2)	+7

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2021 adjusted for the exclusion of Russia.

HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division grew system sales 10% for the quarter.
•The Habit Burger Grill Division opened 7 gross new restaurants in the U.S.
•The Habit Burger Grill Division same-store sales decreased 4% for the quarter.

OTHER ITEMS

•On April 1 we issued $1.0 billion of 5.375% YUM Senior Unsecured Notes due in 2032. Proceeds were used to repay $600 million of 7.75% YUM Senior Unsecured Notes due in 2025, including the prepayment premium, and for general corporate purposes.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the second-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time August 3, 2022. The number is 844/200-6205 for U.S. callers, 833/950-0062 for Canada callers, and 929/526-1599 for international callers, conference ID 417843.
The call will be available for playback beginning at 10:00 a.m. Eastern Time August 3, 2022 through August 10, 2022. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, 0204/525-0658 for U.K. (local), and +44/204-525-0658 internationally, conference ID 545704.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q2 2022 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the severity and duration of the COVID-19 pandemic, food safety and food borne-illness issues; health concerns arising from outbreaks of a significant health epidemic; the success of our franchisees and licensees; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; the macroeconomic and regional instability caused by the Russia conflict in Ukraine; our ability to protect the integrity and security of personal information of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on multiple digital commerce platforms; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the loss of key personnel, or labor shortages or difficulty finding and retaining qualified employees; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; harm or dilution to our brands caused by franchisee and third party activity; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; failure to protect our service marks or other intellectual property; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; not realizing the anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 53,000 restaurants in 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and the Habit Burger Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-style food, and pizza categories, respectively. The Habit Burger Grill is a fast-casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. Yum! Brands was named to the 2021 Dow Jones Sustainability Index North America and was ranked on Newsweek’s list of 2021 America’s Most Responsible Companies. In 2022, Yum! Brands was named to 3BL Media’s 100 Best Corporate Citizens.

Analysts are invited to contact:
Jodi Dyer, Vice President, Investor Relations at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/22	6/30/21	B/(W)	6/30/22	6/30/21	B/(W)
Revenues
Company sales	$499	$520	(4)	$969	$996	(3)
Franchise and property revenues	737	706	4	1,451	1,364	6
Franchise contributions for advertising and other services	400	376	6	763	728	5
Total revenues	1,636	1,602	2	3,183	3,088	3

Costs and Expenses, Net
Company restaurant expenses	415	417	1	817	809	(1)
General and administrative expenses	254	230	(11)	507	436	(17)
Franchise and property expenses	29	27	(10)	61	50	(24)
Franchise advertising and other services expense	396	372	(6)	757	715	(6)
Refranchising (gain) loss	(8)	(7)	34	(12)	(22)	(43)
Other (income) expense	(4)	(4)	NM	(10)	(10)	NM
Total costs and expenses, net	1,082	1,035	(4)	2,120	1,978	(7)

Operating Profit	554	567	(2)	1,063	1,110	(4)
Investment (income) expense, net	15	(1)	NM	8	(1)	NM
Other pension (income) expense	1	2	86	1	5	84
Interest expense, net	148	159	6	266	290	8
Income before income taxes	390	407	(4)	788	816	(3)
Income tax provision	166	16	NM	165	99	(67)
Net Income	$224	$391	(43)	$623	$717	(13)

Basic EPS
EPS	$0.78	$1.31	(40)	$2.16	$2.39	(10)
Average shares outstanding	286	298	4	288	299	4

Diluted EPS
EPS	$0.77	$1.29	(40)	$2.13	$2.35	(9)
Average shares outstanding	290	304	4	292	304	4

Dividends declared per common share	$0.57	$0.50		$1.14	$1.00

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/22	6/30/21	B/(W)	6/30/22	6/30/21	B/(W)

Company sales	$115	$147	(22)	$241	$280	(14)
Franchise and property revenues	394	379	4	777	733	6
Franchise contributions for advertising and other services	168	156	8	319	294	9
Total revenues	677	682	(1)	1,337	1,307	2

Company restaurant expenses	102	118	15	210	229	8
General and administrative expenses	89	80	(12)	173	153	(14)
Franchise and property expenses	14	15	3	38	29	(32)
Franchise advertising and other services expense	163	151	(7)	314	284	(10)
Other (income) expense	16	—	NM	18	(6)	NM
Total costs and expenses, net	384	364	(5)	753	689	(9)
Operating Profit	$293	$318	(8)	$584	$618	(6)

Company restaurant margin %[1]	11.6%	19.2%	(7.6) ppts.	12.9%	18.0%	(5.1) ppts.

Operating margin	43.2%	46.5%	(3.3) ppts.	43.6%	47.3%	(3.7) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/22	6/30/21	B/(W)	6/30/22	6/30/21	B/(W)

Company sales	$243	$223	9	$457	$431	6
Franchise and property revenues	199	179	11	378	341	11
Franchise contributions for advertising and other services	144	130	10	268	248	8
Total revenues	586	532	10	1,103	1,020	8

Company restaurant expenses	181	165	(9)	348	323	(8)
General and administrative expenses	39	33	(18)	75	64	(17)
Franchise and property expenses	8	7	(15)	14	14	(2)
Franchise advertising and other services expense	144	130	(11)	267	246	(9)
Other (income) expense	(1)	(1)	NM	(1)	(3)	NM
Total costs and expenses, net	371	334	(11)	703	644	(9)
Operating Profit	$215	$198	9	$400	$376	6

Company restaurant margin %[1]	25.7%	25.9%	(0.2) ppts.	23.9%	25.0%	(1.1) ppts.

Operating margin	36.7%	37.2%	(0.5) ppts.	36.2%	36.8%	(0.6) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/22	6/30/21	B/(W)	6/30/22	6/30/21	B/(W)

Company sales	$5	$12	(62)	$10	$26	(64)
Franchise and property revenues	142	147	(3)	293	288	2
Franchise contributions for advertising and other services	88	90	(2)	176	186	(5)
Total revenues	235	249	(6)	479	500	(4)

Company restaurant expenses	5	11	56	10	24	59
General and administrative expenses	50	43	(18)	100	83	(20)
Franchise and property expenses	2	5	51	4	7	37
Franchise advertising and other services expense	88	91	3	175	185	5
Other (income) expense	(3)	(4)	NM	(5)	(4)	NM
Total costs and expenses, net	142	146	2	284	295	4
Operating Profit	$93	$103	(10)	$195	$205	(5)

Company restaurant margin %[1]	(8.0)%	8.0%	(16.0) ppts.	(4.4)%	7.3%	(11.7) ppts.

Operating margin	39.2%	41.3%	(2.1) ppts.	40.7%	41.0%	(0.3) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 6/30/22	12/31/21
ASSETS
Current Assets
Cash and cash equivalents	$412	$486
Accounts and notes receivable, less allowance: $41 in 2022 and $36 in 2021	598	596
Prepaid expenses and other current assets	419	450
Total Current Assets	1,429	1,532

Property, plant and equipment, net of accumulated depreciation of $1,299 in 2022
and $1,270 in 2021	1,192	1,207
Goodwill	649	657
Intangible assets, net	361	359
Other assets	1,457	1,487
Deferred income taxes	702	724
Total Assets	$5,790	$5,966

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,090	$1,334
Income taxes payable	21	13
Short-term borrowings	72	68
Total Current Liabilities	1,183	1,415

Long-term debt	11,540	11,178
Other liabilities and deferred credits	1,635	1,746
Total Liabilities	14,358	14,339

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 285 shares issued in 2022 and 289 issued in 2021	—	—
Accumulated deficit	(8,274)	(8,048)
Accumulated other comprehensive loss	(294)	(325)
Total Shareholders' Deficit	(8,568)	(8,373)
Total Liabilities and Shareholders' Deficit	$5,790	$5,966
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	6/30/22	6/30/21
Cash Flows - Operating Activities
Net Income	$623	$717
Depreciation and amortization	71	78
Refranchising (gain) loss	(12)	(22)
Investment (income) expense, net	8	(1)
Deferred income taxes	—	(41)
Share-based compensation expense	45	38
Changes in accounts and notes receivable	(4)	25
Changes in prepaid expenses and other current assets	(2)	(11)
Changes in accounts payable and other current liabilities	(213)	(95)
Changes in income taxes payable	(23)	(25)
Other, net	29	110
Net Cash Provided by Operating Activities	522	773

Cash Flows - Investing Activities
Capital spending	(97)	(84)
Proceeds from refranchising of restaurants	41	43
Other, net	(8)	33
Net Cash Used in Investing Activities	(64)	(8)

Cash Flows - Financing Activities
Proceeds from long-term debt	999	1,900
Repayments of long-term debt	(658)	(2,002)
Revolving credit facilities, three months or less, net	—	—
Short-term borrowings by original maturity
More than three months - proceeds	—	—
More than three months - payments	—	—
Three months or less, net	—	—
Repurchase shares of Common Stock	(557)	(530)
Dividends paid on Common Stock	(327)	(299)
Debt issuance costs	(11)	(18)
Other, net	(32)	(17)
Net Cash Used in Financing Activities	(586)	(966)
Effect of Exchange Rate on Cash and Cash Equivalents	(15)	11
Net Decrease in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(143)	(190)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	771	1,024
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$628	$834

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•Effective Tax Rate excluding Special Items;

•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;

•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (h) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	6/30/22	6/30/21	6/30/22	6/30/21
Detail of Special Items
Refranchising gain (loss)(a)	$—	$2	$4	$4
Operating profit impact from decision to exit Russia(b)	14	—	21	—
Charges associated with resource optimization(c)	—	(2)	—	(3)
Other Special Items Income (Expense)	—	—	(1)	1
Special Items Income (Expense) - Operating Profit	14	—	24	2
Charges associated with resource optimization - Other pension (expense) income(c)	—	1	—	1
Interest expense, net(d)	(28)	(34)	(28)	(34)
Special Items Expense before Income Taxes	(14)	(33)	(4)	(31)
Tax (Expense) Benefit on Special Items(e)	2	8	—	7
Tax Benefit - Intra-entity transfer of intellectual property(f)	—	64	—	64
Tax Benefit - Newly issued U.S. foreign tax credit regulations(g)	—	—	82	—
Tax (Expense) - Income tax impacts from decision to exit Russia(h)	(71)	—	(71)	—
Special Items Income (Expense), net of tax	$(83)	$39	$7	$40
Average diluted shares outstanding	290	304	292	304
Special Items diluted EPS	$(0.28)	$0.13	$0.03	$0.13

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$554	$567	$1,063	$1,110
Special Items Income (Expense)	14	—	24	2
Foreign Currency Impact on Divisional Operating Profit	(23)	N/A	(37)	N/A
Core Operating Profit	$563	$567	$1,076	$1,108

KFC Division
GAAP Operating Profit	$293	$318	$584	$618
Foreign Currency Impact on Divisional Operating Profit	(19)	N/A	(31)	N/A
Core Operating Profit	$312	$318	$615	$618

Taco Bell Division
GAAP Operating Profit	$215	$198	$400	$376
Foreign Currency Impact on Divisional Operating Profit	(1)	N/A	(1)	N/A
Core Operating Profit	$216	$198	$401	$376

Pizza Hut Division
GAAP Operating Profit	$93	$103	$195	$205
Foreign Currency Impact on Divisional Operating Profit	(3)	N/A	(5)	N/A
Core Operating Profit	$96	$103	$200	$205

Habit Burger Grill Division
GAAP Operating Profit	$(2)	$5	$(10)	$5
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$(2)	$5	$(10)	$5

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$0.77	$1.29	$2.13	$2.35
Special Items Diluted EPS	(0.28)	0.13	0.03	0.13
Diluted EPS excluding Special Items	$1.05	$1.16	$2.10	$2.22

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	42.6%	4.0%	21.0%	12.1%
Impact on Tax Rate as a result of Special Items	18.4%	(16.0)%	(1.3)%	(8.0)%
Effective Tax Rate excluding Special Items	24.2%	20.0%	22.3%	20.1%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 6/30/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$293	$215	$93	$(2)	$(45)	$554
Less:
Franchise and property revenues	394	199	142	2	—	737
Franchise contributions for advertising and other services	168	144	88	—	—	400
Add:
General and administrative expenses	89	39	50	11	65	254
Franchise and property expenses	14	8	2	1	4	29
Franchise advertising and other services expense	163	144	88	1	—	396
Refranchising (gain) loss	—	—	—	—	(8)	(8)
Other (income) expense	16	(1)	(3)	—	(16)	(4)
Company restaurant profit	$13	$62	$—	$9	$—	$84
Company sales	$115	$243	$5	$136	$—	$499
Company restaurant margin %	11.6%	25.7%	(8.0)%	6.0%	N/A	16.8%

	Quarter ended 6/30/2021
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$318	$198	$103	$5	$(57)	$567
Less:
Franchise and property revenues	379	179	147	1	—	706
Franchise contributions for advertising and other services	156	130	90	—	—	376
Add:
General and administrative expenses	80	33	43	11	63	230
Franchise and property expenses	15	7	5	—	—	27
Franchise advertising and other services expense	151	130	91	—	—	372
Refranchising (gain) loss	—	—	—	—	(7)	(7)
Other (income) expense	—	(1)	(4)	—	1	(4)
Company restaurant profit	$29	$58	$1	$15	$—	$103
Company sales	$147	$223	$12	$138	$—	$520
Company restaurant margin %	19.2%	25.9%	8.0%	11.6%	N/A	19.8%

	Year to date 6/30/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$584	$400	$195	$(10)	$(106)	$1,063
Less:
Franchise and property revenues	777	378	293	3	—	1,451
Franchise contributions for advertising and other services	319	268	176	—	—	763
Add:
General and administrative expenses	173	75	100	23	136	507
Franchise and property expenses	38	14	4	1	4	61
Franchise advertising and other services expense	314	267	175	1	—	757
Refranchising (gain) loss	—	—	—	—	(12)	(12)
Other (income) expense	18	(1)	(5)	—	(22)	(10)
Company restaurant profit	$31	$109	$—	$12	$—	$152
Company sales	$241	$457	$10	$261	$—	$969
Company restaurant margin %	12.9%	23.9%	(4.4)%	4.5%	N/A	15.7%

	Year to date 6/30/2021
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$618	$376	$205	$5	$(94)	$1,110
Less:
Franchise and property revenues	733	341	288	2	—	1,364
Franchise contributions for advertising and other services	294	248	186	—	—	728
Add:
General and administrative expenses	153	64	83	23	113	436
Franchise and property expenses	29	14	7	—	—	50
Franchise advertising and other services expense	284	246	185	—	—	715
Refranchising (gain) loss	—	—	—	—	(22)	(22)
Other (income) expense	(6)	(3)	(4)	—	3	(10)
Company restaurant profit	$51	$108	$2	$26	$—	$187
Company sales	$280	$431	$26	$259	$—	$996
Company restaurant margin %	18.0%	25.0%	7.3%	10.3%	N/A	18.7%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/30/2022	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$677	$586	$235	$138	$—	$1,636

Company restaurant expenses	102	181	5	127	—	415
General and administrative expenses	89	39	50	11	65	254
Franchise and property expenses	14	8	2	1	4	29
Franchise advertising and other services expense	163	144	88	1	—	396
Refranchising (gain) loss	—	—	—	—	(8)	(8)
Other (income) expense	16	(1)	(3)	—	(16)	(4)
Total costs and expenses, net	384	371	142	140	45	1,082
Operating Profit (Loss)	$293	$215	$93	$(2)	$(45)	$554

Quarter Ended 6/30/2021	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$682	$532	$249	$139	$—	$1,602

Company restaurant expenses	118	165	11	123	—	417
General and administrative expenses	80	33	43	11	63	230
Franchise and property expenses	15	7	5	—	—	27
Franchise advertising and other services expense	151	130	91	—	—	372
Refranchising (gain) loss	—	—	—	—	(7)	(7)
Other (income) expense	—	(1)	(4)	—	1	(4)
Total costs and expenses, net	364	334	146	134	57	1,035
Operating Profit (Loss)	$318	$198	$103	$5	$(57)	$567

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 6/30/2022	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,337	$1,103	$479	$264	$—	$3,183

Company restaurant expenses	210	348	10	249	—	817
General and administrative expenses	173	75	100	23	136	507
Franchise and property expenses	38	14	4	1	4	61
Franchise advertising and other services expense	314	267	175	1	—	757
Refranchising (gain) loss	—	—	—	—	(12)	(12)
Other (income) expense	18	(1)	(5)	—	(22)	(10)
Total costs and expenses, net	753	703	284	274	106	2,120
Operating Profit (Loss)	$584	$400	$195	$(10)	$(106)	$1,063

Year to Date 6/30/2021	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,307	$1,020	$500	261	$—	$3,088

Company restaurant expenses	229	323	24	233	—	809
General and administrative expenses	153	64	83	23	113	436
Franchise and property expenses	29	14	7	—	—	50
Franchise advertising and other services expense	284	246	185	—	—	715
Refranchising (gain) loss	—	—	—	—	(22)	(22)
Other (income) expense	(6)	(3)	(4)	—	3	(10)
Total costs and expenses, net	689	644	295	256	94	1,978
Operating Profit (Loss)	$618	$376	$205	$5	$(94)	$1,110

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended June 30, 2022 and 2021 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018. As such, refranchising gains and losses recorded during 2022 and 2021 as Special Items are directly associated with restaurants that were refranchised prior to the end of 2018.

During the quarters ended June 30, 2022 and 2021, we recorded net refranchising gains of less than $1 million and $2 million, respectively, that have been reflected as a Special Item. During both the years to date ended June 30, 2022 and 2021, we recorded net refranchising gains of $4 million that have been reflected as a Special Item.

Additionally, we recorded net refranchising gains of $8 million and $5 million during the quarters ended June 30, 2022 and 2021, respectively, that have not been reflected as Special Items. During the years to date ended June 30, 2022 and 2021, we recorded net refranchising gains of $8 million and $18 million, respectively, that have not been reflected as Special Items. These net gains relate to refranchising of restaurants in 2022 and 2021 that were not part of our aforementioned plans to achieve 98% franchise ownership and that we believe are now more indicative of our expected ongoing refranchising activity.

(b)In the first quarter of 2022, as a result of the Russian invasion of Ukraine, we suspended all investment and restaurant development in Russia. We also suspended all operations of our 70 company-owned KFC restaurants in Russia and began finalizing an agreement to suspend all Pizza Hut operations in Russia, in partnership with our master franchisee. Further, we pledged to redirect any future net profits attributable to Russia to humanitarian efforts. During the second quarter, we completed the transfer of ownership of the Pizza Hut business to a local operator who has initiated the process of re-branding locations to a non-Yum! concept. We are in advanced stages to transfer ownership of our KFC restaurants, operating system and master franchise rights, including the network of franchised restaurants, to a local operator, after which we will have fully exited Russia.

Our GAAP operating results for the quarter and year to date ended June 30, 2022, continue to reflect royalty revenue and expenses to support the Russian operations for Pizza Hut prior to the date of transfer and for KFC for the entire quarter and year to date within their historical financial statement line items and operating segments. However, given our decision to exit Russia and our pledge to direct any future net profits attributable to Russia subsequent to the date of invasion to humanitarian efforts, we have reclassed any such net profits from the Division segment results in which it was earned to Corporate and unallocated. Additionally, we have incurred certain expenses related to the transfer of the businesses and other one-time costs related to our exit from Russia which we have recorded within Corporate and unallocated. The resulting net Operating Profit within Corporate and unallocated of $14 million and $21 million for the quarter and year to date ended June 30, 2022, respectively, has been reflected as a Special Item.

(c)During the quarter and year to date ended June 30, 2021, we recorded charges of $2 million and $3 million, respectively, to General and administrative expenses and a credit of $1 million to Other pension (income) expense in both periods related to a resource optimization program initiated in the third quarter of 2020. This program was part of our efforts to optimize our resources, reallocating them toward critical areas of the business that will drive future growth. These critical areas include accelerating our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. Due to the size and scope of the resource optimization program, these charges have been reflected as Special Items.

(d)During the quarter ended June 30, 2022, the Company redeemed $600 million aggregate principal amount of 7.75% YUM Senior Unsecured Notes due in 2025 (the "2025 Notes"). The redemption amount was equal to 103.875% of the $600 million aggregate principal amount redeemed, reflecting a $23 million "call premium". We recognized the call premium and the write-off of $5 million of unamortized debt issuance costs associated with the 2025 Notes within Interest expense, net.

During the quarter ended June 30, 2021, certain subsidiaries of the Company redeemed $1,050 million aggregate principal amount of 5.25% Subsidiary Senior Unsecured Notes due in 2026 (the "2026 Notes"). The redemption amount was equal to 102.625% of the $1,050 million aggregate principal amount redeemed, reflecting a $28 million "call premium". We recognized the call premium and the write-off of $6 million of unamortized debt issuance costs associated with the 2026 Notes within Interest expense, net.

Due to their collective size and the fact that the amounts are not indicative of our ongoing interest expense, we reflected these charges as Special Items.

(e)    Tax (Expense) Benefit on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.

(f)    During the quarter ended June 30, 2021, the United Kingdom ("UK") Finance Act 2021 was enacted resulting in an increase in the UK corporate income tax rate from 19% to 25%. As a result, in the quarter ended June 30, 2021, we remeasured the deferred tax assets originally recorded as a Special Item as part of a fourth quarter 2019 intercompany restructuring of intellectual property (“IP”) rights into the UK, which resulted in the recognition of an additional $64 million deferred tax benefit as a Special Item.

(g)    In January 2022, the U.S. Treasury published new regulations impacting foreign tax credit utilization beginning in the Company’s 2022 tax year. These regulations make foreign taxes paid to certain countries no longer creditable in the U.S. As a result, we reversed a valuation allowance associated with existing foreign tax credit carryforwards that we now believe will be used to offset these now non-creditable taxes in 2022 and future years. This valuation allowance reversal resulted in a one-time tax benefit of $82 million in the year to date ended June 30, 2022 that was reflected as a Special Item.

(h)    Our decision to exit the Russia market is anticipated to result in a reduction in the tax basis of IP rights held in Switzerland due to the expected reduction of the associated Russian royalty income. As a result, we remeasured and reassessed the need for a valuation allowance on those deferred tax assets. In addition, we reassessed certain deferred tax liabilities associated with the Russia business given the expectation that the existing basis difference will now reverse by way of sale. This resulted in net tax expense of $71 million that was reflected as a Special Item in the quarter ended June 30, 2022.